UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2019

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 16, 2019, Myriam J. Curet, M.D., was appointed to the board of directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), as a Class I Director whose initial term will end at our 2020 Annual Meeting of Stockholders. Our board has determined that Dr. Curet is an independent director as that term is defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

Dr. Curet currently serves as the Executive Vice President and Chief Medical Officer of Intuitive Surgical. Prior to being promoted as Executive Vice President and Chief Medical Officer in November 2017, Dr. Curet served as the Chief Medical Advisor for Intuitive Surgical from December 2005 to February 2014 and as Intuitive Surgical’s Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet also has a faculty position as Professor of Surgery at Stanford University School of Medicine. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. She was also on the faculty at the University of New Mexico for six years prior to joining the Stanford University in 2000. Dr. Curet, age 62, received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago and completed her Surgical Endoscopy fellowship at the University of New Mexico.

There are no arrangements or understandings between Dr. Curet and any other persons pursuant to which she was selected as a director of the Company. There are no current or proposed transactions between the Company and Dr. Curet or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Dr. Curet will participate in the Company’s Amended and Restated Compensation Plan for Non-Employee Directors (the “Plan”), previously filed on February 29, 2016, with the Securities and Exchange Commission as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Our non-employee directors are eligible to participate in the Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2019, subsequent to a routine corporate governance review that also included an assessment of the governance practices of peer companies, the Board approved an amendment and restatement of the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. The Bylaws were amended and restated as follows:

Proxy Access. The Company amended Article III, Section 5A to provide that a stockholder, or a group of no more than 20 stockholders, owning at least 3% of Nektar’s outstanding shares of common stock continuously for at least three years may nominate and include in Nektar’s proxy materials for an annual meeting of stockholders, director nominees (the “Stockholder Nominees”) constituting up to two individuals or 20% of the Board, whichever is greater (the “Maximum Number”), provided that that such Maximum Number of Stockholder Nominees shall be reduced by the number of incumbent directors who were Stockholder Nominees with respect to any of the preceding three annual meetings of stockholders, and provided further that the Company may omit such Stockholder Nominee from its proxy materials and communicate to its stockholders that such Stockholder Nominee will not be eligible for election if such Stockholder Nominee received a vote of less than 25% of the shares of common stock of the Company entitled to vote for such Stockholder Nominee at one of the Company’s two preceding annual meetings of stockholders. Article III, Section 5A was further amended to provide that the Stockholder Nominee must provide to the Secretary of the Company an executed questionnaire required of the Company’s other directors in order to be eligible to be a nominee for election as a director of the Company.

The foregoing summary does not purport to be a complete description of the amendments made to the Bylaws. It is qualified in its entirety by reference to the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Nektar Therapeutics, effective December 12, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

Date:	December 17, 2019